Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement (No. 333-274319) on Form S-4 of AG Mortgage Investment Trust, Inc. of our report dated March 10, 2023, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Western Asset Mortgage Capital Corporation, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
September 25, 2023